UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

Diamond Management & Technology Consultants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22125	36-4069408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

John Hancock Center 875 North Michigan Avenue, Suite 3000, Chicago, Illinois		60611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 312-255-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

Merger Agreement

On August 23, 2010, Diamond Management & Technology Consultants, Inc., a Delaware corporation (“Diamond”), entered into a definitive agreement and plan of merger (the “Merger Agreement”) with PricewaterhouseCoopers LLP, a Delaware limited liability company (“PwC”), and Carbon Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of PwC (“Merger Subsidiary”), providing for the acquisition of Diamond by PwC. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into Diamond (the “Merger”), with Diamond continuing as the surviving corporation and a wholly owned subsidiary of PwC.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger, each outstanding share of common stock of Diamond, par value $0.001 per share (the “Common Stock”), will be converted into the right to receive an amount in cash equal to $12.50 per share (the “Merger Consideration”), without interest.

At the effective time of the Merger, each outstanding vested Diamond stock option and stock appreciation right (“SAR”) will be canceled and converted into the right to receive in cash, at the effective time of the Merger, the excess of the per share Merger Consideration over the exercise price of the applicable award. In addition, at the effective time of the Merger, each outstanding unvested (i) Diamond stock option and SAR will be canceled and converted into the right to receive in cash the excess of the per share Merger Consideration over the exercise price of the applicable award, (ii) Diamond restricted stock unit will be surrendered for the right to receive the per share Merger Consideration for each share covered by such award and (iii) share of Diamond restricted stock will be surrendered for the right to receive the per share Merger Consideration (collectively, the “Retention Amounts”). For Diamond partners who are admitted as partners of PwC or one of its affiliates as of the effective time of the Merger, the aggregate Retention Amounts shall be paid one-third on April 1, 2011 and two-thirds on April 1, 2012, subject generally to their remaining partners of PwC or one of its affiliates on such payment dates. For Diamond employees who are not admitted as partners of PwC and who continue employment with Diamond immediately after the effective time of the Merger, the entire aggregate Retention Amounts generally shall be paid on April 1, 2011, subject generally to their remaining employed with PwC or one of its affiliates on such payment date.

The Merger has been approved by Diamond’s Board of Directors. The completion of the Merger is subject to certain closing conditions, including (i) the approval of Diamond’s stockholders and (ii) receipt of applicable antitrust approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable government approvals. The Merger is expected to be completed in the fourth calendar quarter of 2010.

The Merger Agreement contains termination rights for Diamond and PwC and further provides that if the Merger Agreement is terminated under certain circumstances, Diamond may be required to pay PwC a termination fee of $9 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about Diamond or PwC. In particular, the representations, warranties and covenants contained in the Merger Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were solely for the benefit of the parties to the Merger Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Voting Agreements

In connection with the transactions contemplated by the Merger Agreement, Messrs. Melvyn E. Bergstein, Karl E. Bupp, Adam J. Gutstein, Michael E. Mikolajczyk and Javier Rubio, who are directors and/or executive officers of Diamond and together hold approximately 13% of Diamond’s issued and outstanding Common Stock as of August 20,

2010, entered into voting agreements (the “Voting Agreements”) with PwC and Merger Subsidiary. Pursuant to the Voting Agreements they each have agreed, in their respective capacities as stockholders of Diamond, to, among other things, vote their shares of Diamond Common Stock in favor of the Merger and against any alternate transaction proposal, subject to limited exceptions.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Voting Agreements, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Change in Control Agreement

On August 23, 2010, Diamond and Karl E. Bupp, Chief Financial Officer of Diamond, entered into a change in control agreement. The change in control agreement modifies Mr. Bupp’s existing employment agreement to provide for certain severance benefits upon a change in control of Diamond. Severance benefits payable to Mr. Bupp will vary based on whether he receives and accepts an offer of employment from an acquiror prior to a change in control, including in connection with the proposed Merger. If Mr. Bupp does not receive and/or accept such offer of employment, the change in control agreement provides that he will receive severance benefits including (i) payment of a lump sum amount equal to $10,000, (ii) payment of a lump sum amount equal to 12 months of his base pay and (iii) payment for all of his unvested equity at the time of the change in control.

The foregoing description of the change in control addendum does not purport to be complete and is qualified in its entirety by reference to the actual terms of such addendum, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01.	Other Events

On August 23, 2010, Diamond and PwC issued a joint press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

Statements in this Report that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve estimates, projections, assumptions, risks and uncertainties and speak only as of the date of this Report based on information available to Diamond as of the date of this Report, and Diamond assumes no obligation to update any forward-looking statements. Actual results may differ materially from the results projected in any forward-looking statement depending on a variety of factors. Such factors include, without limitation: (i) the ability to gain regulatory approvals of the Merger on the proposed terms and schedule, (ii) the failure of Diamond stockholders to approve the Merger, (iii) the risk that the Merger may not be completed within the expected timeframe or at all, (iv) disruptions from the Merger making it more difficult to maintain relationships with customers, employees, partners or suppliers and (v) the additional risks and uncertainties identified in our other filings with the U.S. Securities and Exchange Commission (the “SEC”).

Additional Information

In connection with the proposed Merger and the required stockholder approval, Diamond intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Diamond. DIAMOND’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND DIAMOND. Investors and stockholders may obtain copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may also obtain, free of charge, copies of these documents filed with the SEC through the investor relations page on Diamond’s corporate website at www.diamondconsultants.com or by contacting Diamond Management & Technology Consultants, Inc. at John Hancock Center, 875 N. Michigan Ave., Suite 3000, Chicago, Illinois, 60611, Attention: Investor Relations.

Participants in Solicitation

Diamond and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Diamond stockholders with respect to the proposed Merger. Information about Diamond’s executive officers and directors and their ownership of Diamond Common Stock is set forth in Diamond’s Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Diamond and its executive officers and directors in the proposed Merger by reading the preliminary and definitive proxy statements regarding the proposed Merger, which will be filed by Diamond with the SEC. Copies of these documents may be obtained, free of charge, as described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 23, 2010, by and among Diamond, PwC and Merger Subsidiary.

10.1	Form of Voting Agreement, dated August 23, 2010, between PwC and certain stockholders of the Company.

10.2	Change in Control Addendum to Partner Employment Agreement, dated August 23, 2010, between Diamond and Karl E. Bupp.

99.1	Press Release, dated August 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Management & Technology Consultants, Inc.

Date: August 24, 2010	By:	/s/ KARL E. BUPP
Karl E. Bupp Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 23, 2010, by and among Diamond, PwC and Merger Subsidiary.

10.1	Form of Voting Agreement, dated August 23, 2010, between PwC and certain stockholders of the Company.

10.2	Change in Control Addendum to Partner Employment Agreement, dated August 23, 2010, between Diamond and Karl E. Bupp.

99.1	Press Release, dated August 24, 2010.